EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2014, relating to the consolidated financial statements and financial schedules of PHH Corporation and the effectiveness of PHH Corporation’s internal control over financial reporting appearing in the Annual Report on Form 10-K of PHH Corporation for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

May 22, 2014